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                       CONSENT OF INDEPENDENT ACCOUNTANTS

     As independent public accountants, we hereby consent to the use of our report dated February 26, 1997 in this Registration Statement on Form S-4 of GulfMark International, Inc. on our audits of the financial statements of GulfMark Retained Assets (a business segment of GulfMark International, Inc.) at December 31, 1996 and 1995 and each of the three years in the period ended December 31, 1996 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Houston, Texas
March 27, 1997